UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015 (November 3, 2015)

CM Finance Inc

(Exact name of registrant as specified in its charter)

Maryland	1-36300	46-2883380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Lexington Avenue, 26th Floor

New York, NY 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 257-5199

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On November 3, 2015, CM Finance Inc (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company submitted two proposals to the vote of Stockholders, which are described in detail in the Company’s proxy statement dated September 18, 2015. As of September 8, 2015, the record date for the Annual Meeting, 13,667,891 shares of common stock were eligible to be voted. Of the shares eligible to be voted, 8,537,655 shares were voted in person or by proxy in connection with the proposals. All matters voted upon at the Annual Meeting were approved as follows:

Proposal 1: Election of Directors

The Company’s stockholders elected two directors to serve for three-year terms expiring in 2018, or until their successors are duly elected and qualified. The voting results were as follows:

	Votes For	Votes Withheld
Christopher E. Jansen	8,172,432	365,223
Robert Wagner	8,176,788	360,867

Proposal 2: Approval of Proposal to Authorize Company to Issue Shares Below NAV

The Company’s stockholders approved a proposal to authorize the Company, with Board approval, to sell or otherwise issue up to 25% of the Company’s outstanding common stock at an offering price that is below the Company’s then current NAV per share. The voting results were as follows:

	Votes For	Votes Against	Abstentions
All Stockholders	6,671,004	1,668,196	198,455
All Stockholders excluding Affiliates*	6,451,916	1,668,196	198,455

*	Of the 8,537,655 shares of the Company’s common stock that were voted in person or by proxy, 219,088 shares of the Company’s stock were held by directors and officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2015	CM Finance Inc

	By:	/s/ Jai Agarwal
Jai Agarwal
Chief Financial Officer